CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-262566) of TerrAscend Corp. of our auditor’s report dated May 23, 2022 relating to the consolidated financial statements of Gage Growth Corp. as at December 31, 2021 and for the year then ended December 31, 2021, which appears in this Current Report on Form 8-K/A.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

May 24, 2022

Waterloo, Canada